EXHIBIT 99.1



                 [Donaldson, Lufkin & Jenrette Letterhead]


                                CONSENT OF
            DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


      We hereby consent to (i) the inclusion of our opinion letter dated February 6, 1999 to the Board of Directors of Executive Risk Inc. ("ERI") as Annex D to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of The Chubb Corporation ("Chubb"), relating to the proposed merger of Excalibur Acquisition, Inc., a wholly-owned subsidiary of Chubb, with and into ERI and (ii) all references made to our firm and such opinion in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


      /s/ DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


New York, New York
February 26, 1999